UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2016

JRjr33, INC.
(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, certain subsidiaries of JRjr33, Inc. (“JRJR” or the “Company”) have used ActiTech, L.P. (“Actitech”) to provide production services. Michael Bishop, a member of the Board of Directors of JRJR, is the controlling shareholder of Actitech. On or about May 31, 2016, Actitech offered a letter agreement to Agel Enterprises, (“Agel”), wherein a floating credit limit was provided so that payments to Actitech would be based on Agel’s cash flow, not on a timing or days since shipping product (the “Acitech Agreement”). To date, Agel has not satisfied all fees requested by Actitech under this arrangement due to Agel’s understanding that the fee provisions are invalid and violate applicable usury statutes.

The agreement does not contain material terms found in a standard financial obligation agreement. The aforementioned lack of standard terminology in the Actitech agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by this Item 2.04 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 2.04.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, the Company's Executive Vice President Fraser E. Marcus resigned his position with the Company effective immediately. Mr. Marcus has served as Executive Vice President since his appointment on February 8, 2017. During his time at the Company, he headed the group’s M&A, strategy, new business development, financial analysis, and transaction structuring efforts. Mr. Marcus has agreed to continue to provide the Company assistance as an adviser for mergers and acquisitions on a fee basis.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1 Acitech Agreement, dated May 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: May 17, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exhibit 10.1 Acitech Agreement, dated May 31, 2016